EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING TO PARTICIPATE IN THE
BARCLAYS CEO ENERGY-POWER CONFERENCE

EL PASO, Texas - September 2, 2016 - Western Refining, Inc. (NYSE:WNR) today announced that Company management will participate in the Barclays CEO Energy-Power Conference in New York City, on Tuesday, September 6, 2016. The presentation is currently scheduled for 3:05 p.m. EDT and will be webcast live. A link to the live webcast and the presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning September 6, 2016, and will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The Company operates refineries in El Paso, Gallup, New Mexico and St. Paul Park, Minnesota. The Company’s retail operations includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, Texas, Minnesota and Wisconsin operating primarily through the Giant, Howdy’s, and SuperAmerica brands.

Western Refining, Inc. also owns the general partner and approximately 61% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL).

More information about Western Refining is available at www.wnr.com.